Exhibit 99.1

INDILINX Co., Ltd.

Financial Statements

December 31, 2010

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

Based on a report originally issued in Korean

The Board of Directors and Stockholders
INDILINX Co., Ltd.:

We have audited the accompanying statements of financial position of INDILINX Co., Ltd. (the “Company”), as of December 31, 2010, and the related statements of operations, disposition of accumulated deficit, changes in equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying financial statements of the Company as of and for the year ended December 31, 2009, were audited by other auditors, whose report thereon dated March 2, 2010, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INDILINX Co., Ltd. as of December 31, 2010 and the results of its operations, disposition of its accumulated deficit, the changes in its equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the Republic of Korea.

Seoul, Korea
January 25, 2011

This report is effective as of January 25, 2011, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

INDILINX Co., Ltd.
Statements of Financial Position

As of December 31, 2010 and 2009

(In thousands of Won, except share data)	Note	2010		2009

Assets
Cash and cash equivalents	12	~~W~~	388,255	833,556
Government grants	10		(305,979)	-
Accounts and notes receivable - trade	12		44,795	970,214
Accounts and notes receivable - other			-	3,553
Accrued incomes			1,879	-
Advance payments			158,259	94,057
Prepaid expenses			8,942	9,918
VAT receivable			90,442	67,868
Prepaid income tax	15		568	129
Current deferred tax assets	15		-	50,655
Inventories, net	4		1,482,380	1,418,878
Total current assets			1,869,541	3,448,828

Long-term financial instruments	3		100,000	-
Available-for-sale securities	5		10,000	10,000
Equity method accounted investments	5		270,982	207,710
Property, plant and equipment, net	6,10		1,117,626	1,383,389
Intangible assets, net	7		8,131,558	5,417,214
Guarantee deposits			95,927	104,749
Non-current deferred tax assets	15		-	546,915
Total non-current assets			9,726,093	7,669,977

Total assets		~~W~~	11,595,634	11,118,805

Liabilities
Accounts and notes payable - trade		~~W~~	73,573	265,519
Accounts and notes payable - other	12		352,623	492,270
Withholdings			110,643	121,308
Advance receipts			-	121,540
Accrued expenses			10,362	5,616
Contribution of government			43,700	-
Short-term borrowings	8		4,405,980	2,800,000
Total current liabilities			4,996,881	3,806,253

Contribution of government			310,539	-
Provision for retirement and severance benefits	9		181,832	173,290
Total non-current liabilities			492,371	173,290

Total liabilities			5,489,252	3,979,543

INDILINX Co., Ltd.
Statements of Financial Position

As of December 31, 2010 and 2009

(In thousands of Won, except share data)	Note	2010		2009

Stockholders’ equity
Capital stock
Common stock of ~~W~~ 500 par value
Authorized – 7,227,000 shares
Issued and outstanding – 1,806,980 shares in 2010 and 2009	1,13		903,490	903,490
Preferred stock of ~~W~~ 500 par value
Authorized – 8,399,000 shares Issued and outstanding – 2,598,687 shares in 2010 and 2,099,936 shares in 2009	1,13		1,299,343	1,049,968
Capital surplus			8,806,794	6,059,128
Capital adjustments			68,360	16,475
Accumulated other comprehensive income	19		277	7,505
Accumulated deficit			(4,971,882)	(897,304)
Total stockholders’ equity			6,106,382	7,139,262

Total liabilities and stockholders’ equity		~~W~~	11,595,634	11,118,805

See accompanying notes to financial statements.

INDILINX Co., Ltd.
Statements of Operations

For the years ended December 31, 2010 and 2009

(In thousands of Won, except earnings per share)	Note	2010		2009

Revenue		~~W~~	2,176,554	8,509,567
Cost of sales			1,858,236	2,749,746
Gross profit			318,318	5,759,821

Selling, general and administrative expenses	22		3,388,339	3,973,972
Operating income (loss)			(3,070,021)	1,785,849

Interest income			5,950	938
Interest expense			(213,486)	(135,363)
Foreign currency translation loss, net	12		(729)	(13,584)
Foreign currency transaction loss, net			(15,664)	(125,142)
Equity gain(loss) on equity method accounted investee	5		70,501	(98,993)
Gain(loss) on sale of property, plant and equipment, net	6		5,465	(1,135)
Government subsidy			74,516	-
Gain on prior period adjustment			105,930	-
Impairment loss on development costs			(479,105)	-
Others, net			39,635	8,670
Other expense			(406,987)	(364,609)
Income (loss) before income taxes			(3,477,008)	1,421,240

Income tax benefits(expenses)	15		(597,570)	43,422

Net income(loss)		~~W~~	(4,074,578)	1,464,662

Earnings (loss) per share
Basic earnings (loss) per share	16	~~W~~	(2,259)	379
Diluted earnings (loss) per share		~~W~~	(2,259)	379

See accompanying notes to financial statements.

INDILINX Co., Ltd.
Statements of Disposition of Accumulated Deficit

For the years ended December 31, 2010 and 2009

Date of Disposition for 2010: March 30, 2011
Date of Disposition for 2009: March 11, 2010

(In thousands of Won)	2010		2009

Undisposed accumulated deficit

Balance at beginning of year	~~W~~	(897,304)	(2,361,966)
Net income (loss)		(4,074,579)	1,464,662
Balance at end of year before disposition		(4,971,883)	(897,304)

Disposition of accumulated deficit		-	-
Undisposed accumulated deficit to be carried over to subsequent year	~~W~~	(4,971,883)	(897,304)

See accompanying notes to financial statements.

INDILINX Co., Ltd.
Statements of Changes in Equity

For the years ended December 31, 2010 and 2009

					Accumulated
					other		Total
	Capital		Capital	Capital	comprehensive	Accumulated	stockholders’
(in thousands of Won)	stock		surplus	adjustments	income	Deficit	equity

Balance at January 1, 2009	~~W~~	1,103,991	4,352,626	968	53,532	(2,361,966)	3,149,151
Issuance of capital stock		291,336	2,264,633	-	-	-	2,555,969
Increase in capital stock without consideration		558,131	(558,131)	-	-	-	-
Share-based compensation expense		-	-	15,507	-	-	15,507
Unrealized holding gain on equity method accounted investments, net		-	-	-	(46,027)	-	(46,027)
Net income		-	-	-	-	1,464,662	1,464,662
Balance at December 31, 2009	~~W~~	1,953,458	6,059,128	16,475	7,505	(897,304)	7,139,262

Balance at January 1, 2010	~~W~~	1,953,458	6,059,128	16,475	7,505	(897,304)	7,139,262
Issuance of capital stock		249,376	2,747,665	-	-	-	2,997,041
Share-based compensation expense		-	-	51,884	-	-	51,884
Unrealized holding loss on equity method accounted investments, net		-	-	-	(7,228)	-	(7,228)
Net income(loss)		-	-	-	-	(4,074,579)	(4,074,579)
Balance at December 31, 2010	~~W~~	2,202,834	8,806,793	68,360	277	(4,971,883)	6,106,382

See accompanying notes to financial statements.

INDILINX Co., Ltd.
Statements of Cash Flows

For the years ended December 31, 2010 and 2009

(In thousands of Won)	2010		2009

Cash flows from operating activities
Net income (loss)	~~W~~	(4,074,579)	1,464,662
Adjustments for:
Provision for retirement and severance benefits		97,757	121,652
Depreciation		302,290	291,512
Amortization		1,084,069	954,339
Foreign currency translation loss, net		428	10,595
Loss on valuation of inventories		-	8,326
Impairment loss on development costs		479,105	-
Equity loss(gain) on equity method accounted investee		(70,501)	98,993
Loss(gain) on disposal of property, plant and equipment, net		(5,465)	1,135
Share-based compensation expense		51,884	15,507
		1,939,567	1,502,059
Changes in assets and liabilities:
Accounts and notes receivable – trade		924,781	(962,968)
Accrued incomes		(1,879)	-
Accounts and notes receivable –other		-	(3,353)
Advance payments		(64,201)	(35,834)
Prepaid expenses		975	(799)
VAT receivable		(22,574)	(31,951)
Prepaid income tax		(439)	5,859
Inventories		(63,502)	(1,321,098)
Accounts and notes payable – trade		(191,946)	234,814
Accounts and notes payable – other		(297,913)	273,906
Withholdings		(10,665)	13,235
Advance receipt		(121,540)	121,540
Accrued expenses		4,745	1,173
Payment of retirement and severance benefits		(189,190)	(174,437)
Current deferred tax assets		50,655	448,018
Non-current deferred tax assets		546,915	(491,440)
		564,222	(1,923,335)

Net cash provided by (used in) operating activities		(1,570,789)	1,043,386

See accompanying notes to financial statements.

INDILINX Co., Ltd.
Statements of Cash Flows, Continued

For the years ended December 31, 2010 and 2009

(In thousands of Won)	2010		2009

Cash flows from investing activities
Disposition of property, plant and equipment	~~W~~	19,532	-
Decrease in guarantee deposits		8,823	9,380
Acquisition of long-term investments		(100,000)	-
Acquisition of available-for-sale securities		-	(10,000)
Acquisition of equity method accounted investments		-	(283,000)
Acquisition of property, plant and equipment		(141,866)	(384,899)
Acquisition of intangible assets		(3,924,240)	(2,910,452)
Increase in guarantee deposits		-	(12,986)
Net cash used in investing activities		(4,137,751)	(3,591,957)

Cash flows from financing activities
Proceeds from issuance of capital stock		2,997,041	2,555,970
Increase of government grants		1,382,696	-
Decrease of government grants		(722,478)
Increase of short-term borrowings		1,670,980
Decrease of short-term borrowings		(65,000)	800,000
Net cash provided by financing activities		5,263,239	3,355,970

Net increase (decrease) in cash and cash equivalents		(445,301)	807,399
Cash and cash equivalents at beginning of year		833,556	26,157

Cash and cash equivalents at end of year	~~W~~	388,255	833,556

See accompanying notes to financial statements

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

1.	Organization and Description of Business

INDILINX Co., Ltd. (the “Company”) was incorporated on October 19, 2006 under the laws of Korea and is engaged in developing, manufacturing and selling semiconductors and in developing and selling software. The head office of the Company is located in 145 Yatap-dong, Bundang-gu, Seongnam-si, Gyeonggido, Korea.

Its capital stock amounts to ~~W~~ 2,202,834 thousand and the shareholders of the Company and their ownership percentages as of December 31, 2010 are as follows:

Type of stock	Shareholders	Number of shares	Ownership percentage
	Kim, Bumsoo (CEO)	840,000	46.49%
Common stock	Jung, Hyunmo	403,200	22.31%
	Others	563,780	31.20%
	Total	1,806,980	100.00%

	SoftBank Ranger Venture Investment Partnership	1,140,625	43.89%
Preferred stock	2005 KIF-MVP IT Investment Partnership	672,000	25.86%
	Others	786,062	30.25%
	Total	2,598,687	100.00%

2.	Basis of Presenting Financial Statements and Summary of Significant Accounting Policies

(a)	Basis of Presenting Financial Statements

The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended solely for use by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations, cash flows or changes in equity is not presented in the accompanying financial statements.

The Company prepares the financial statements in accordance with generally accepted accounting principles in the Republic of Korea.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

2.	Basis of Presenting Financial Statements and Summary of Significant Accounting Policies, Continued

(b)	Revenue Recognition

Revenue from the sale of goods is measured at the fair value of the consideration received or receivable, net of returns and allowances, trade discounts and volume rebates. Revenue is recognized when the significant risks and rewards of ownership have been transferred to the buyer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, and there is no continuing management involvement with the goods.

(c)	Allowance for Doubtful Accounts

Allowance for doubtful accounts is estimated based on an analysis of individual accounts and past experience of collection.

(d)	Inventories

Inventories are stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated selling costs. The cost of inventories is determined by the specific identification method for materials in transit and by the weighted-average method for all other inventories. Amounts of inventory written down to net realizable value due to losses occurring in the normal course of business are recognized as cost of goods sold and are deducted as an allowance from the carrying value of inventories.

(e)	Investments in Securities (Excluding Investments in Associates and Subsidiaries)

Classification
Upon acquisition, the Company classifies debt and equity securities (excluding investments in subsidiaries and associates) into the following categories: held-to-maturity, available-for-sale or trading securities.

Investments in debt securities where the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are acquired principally for the purpose of selling in the short term are classified as trading securities. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Initial recognition
Investments in securities (excluding investments in subsidiaries and associates) are initially recognized at cost.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

2.	Basis of Presenting Financial Statements and Summary of Significant Accounting Policies, Continued

(e)	Investments in Securities (Excluding Investments in Associates and Subsidiaries), Continued

Subsequent measurement and income recognition
Trading securities are subsequently carried at fair value. Gains and losses arising from changes in the fair value of trading securities are included in the income statement in the period in which they arise. Available-for-sale securities are subsequently carried at fair value. Gains and losses arising from changes in the fair value of available-for-sale securities are recognized as accumulated other comprehensive income, net of tax, directly in equity. Investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost less impairment, if any. Held-to-maturity investments are carried at amortized cost with interest income and expense recognized in the income statement using the effective interest method.

Fair value information
The fair value of marketable securities is determined using quoted market prices as of the period end. The fair value of non-marketable debt securities are determined by discounting cash flows using the prevailing market rates for debt with a similar credit risk and remaining maturity. Credit risk is determined using the Company’s credit rating as announced by accredited credit rating agencies in Korea. The fair value of investments in money market funds is determined by investment management companies.

Presentation
Trading securities are presented as current assets. Available-for-sale securities, which mature within one year from the end of the reporting period or where the likelihood of disposal within one year from the end of the reporting period is probable, are presented as current assets. Held-to-maturity securities, which mature within one year from the end of the reporting period, are presented as current assets. All other available-for-sale securities and held-to-maturity securities are presented as long-term investments.

Impairment
The Company reviews investments in securities whenever events or changes in circumstances indicate that the carrying amount of the investments may not be recoverable. Impairment losses are recognized when the reasonably estimated recoverable amounts are less than the carrying amount and it is not obviously evidenced that impairment is unnecessary.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognized and a reversal of an impairment loss shall not exceed the carrying amount that would have been determined (net of amortization or depreciation) had no impairment loss been recognized in the asset in prior years. For financial assets measured at amortized cost and available-for-sale assets that are debt securities, the reversal is recognized in profit or loss. For available-for-sale financial assets that are equity securities, the reversal is recognized directly in equity.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

2.	Basis of Presenting Financial Statements and Summary of Significant Accounting Policies, Continued

(f)	Investments in Associates and Subsidiaries

Associates are entities of the Company and its subsidiaries that have the ability to significantly influence the financial and operating policies. It is presumed to have significant influence if the Company holds directly or indirectly 20 percent or more of the voting power unless it can be clearly demonstrated that this is not the case. Subsidiaries are entities controlled by the Company.

Investments in associates and subsidiaries are accounted for using the equity method of accounting and are initially recognized at cost.

The Company’s share of its post-acquisition profits or losses in investments in associates and subsidiaries is recognized in the income statement, and its share of post-acquisition movements in equity is recognized in equity. The cumulative post-acquisition movements are adjusted against the carrying amount of each investment. Changes in the carrying amount of an investment resulting from dividends by an associate or subsidiary are recognized when the associate or subsidiary declares the dividend. When the Company’s share of losses in an associate or subsidiary equals or exceeds its interest in the associate or subsidiary, including preferred stock or other long term loans and receivables issued by the associate or subsidiary, the Company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate or subsidiary.

If an associate or a subsidiary uses accounting policies or estimates other than those of the Company for like transactions and events in similar circumstances, the Company makes appropriate adjustments to conform the associate’s accounting policies to those of the Company when the associate’s financial statements are used by the Company in applying the equity method.

(g)	Property, Plant and Equipment

Property, plant and equipment are stated at cost. Assets acquired through investment in kind or donation are recorded at their fair value upon acquisition. For assets acquired in exchange for a non-monetary asset, the fair value of the asset given up is used to measure the cost of the asset received unless the fair value of the asset received is more clearly evident.

Significant additions or improvements extending the useful life of assets are capitalized. Normal maintenance and repairs are charged to expense as incurred.

Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

Useful lives
Machinery and equipment	5
Furniture and fixtures	5
Facilities	5
Others	5

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

2.	Basis of Presenting Financial Statements and Summary of Significant Accounting Policies, Continued

(g)	Property, Plant and Equipment, Continued

The Company recognizes interest costs and other financial charges on borrowings associated with the production, acquisition or construction of property, plant and equipment as an expense in the period in which they are incurred.

The Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the expected estimated undiscounted future net cash flows from the use of the asset and its eventual disposal are less than its carrying amount.

(h)	Intangible Assets

Costs incurred during the development phase are recognized as assets only if the criteria for capitalization as intangible assets are met, Otherwise costs are recognized as development expenses in cost of goods manufactured or selling and administrative expenses. Expenditures incurred in the research phase are recognized as an ordinary research cost in selling and administration expenses.

Amortization for the development costs recognized as assets commences when the assets are available for its intended use. The intangible assets are amortized using the straight-line method over 3 years, assuming that the residual value is zero and the related amortization expenses are recognized in cost of goods manufactured.

Other intangible assets except development costs are stated at cost, which includes acquisition or production cost and other costs required to prepare the asset for its intended use, less accumulated amortization and impairment losses, if any. Other intangible assets are amortized using the straight-line method over their respective estimated useful lives as follow:

Useful lives
Industrial property rights	10
Development costs	3
Software	5

The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the expected estimated undiscounted future net cash flows from the use of the asset and its eventual disposal are less than its carrying amount.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

2.	Basis of Presenting Financial Statements and Summary of Significant Accounting Policies, Continued

(i)	Government Grants

Government grant received for capital expenditure are presented as a reduction of the acquisition cost of the acquired assets and, accordingly, reduce depreciation expense related to the acquired assets over their useful lives.

Also, grants received for a specific purpose, not related to the acquisition of assets, are offset against the related expenses, and unconditional grants received are recorded as other income.

(j)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on salary rates and length of service at the time they leave the Company. The Company’s estimated liability under the plan, which would be payable if all employees left at the end of the reporting period, is accrued in the accompanying statements of financial position.

(k)	Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the foreign exchange rate at the end of the reporting period, with the resulting gains or losses recognized in the income statement. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate on the date of the transaction.

Foreign currency assets and liabilities of foreign-based operations and companies accounted for using the equity method are translated at the rate of exchange at the end of the reporting period. Foreign currency amounts in the statement of income are translated using an average rate and foreign currency balances in the capital account are translated using the historical rate. Translation gains and losses arising from collective translation of the foreign currency financial statements of foreign-based operations are recorded net as accumulated other comprehensive income. These gains and losses are subsequently recognized as income in the year the foreign operations or the companies are liquidated or sold.

(l)	Share-based Payments

The Company has granted share options to its employees. For equity-settled share-based payment transactions, the Company measures the goods or services received, and the corresponding increase in equity as a capital adjustment at the fair value of the goods or services received, unless that fair value cannot be estimated reliably. If the entity cannot reliably estimate the fair value of the goods or services received, the Company measures their value, and the corresponding increase in equity, indirectly, by reference to the fair value of the equity instruments granted.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

2.	Basis of Presenting Financial Statements and Summary of Significant Accounting Policies, Continued

(m)	Income Taxes

Income tax on the income or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of income except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the end of the reporting period.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Deferred tax assets and liabilities are classified as current or non-current based on the classification of the related asset or liability for financial reporting or the expected reversal date of the temporary difference for those with no related asset or liability such as loss carryforwards and tax credit carryforwards. The deferred tax amounts are presented as a net current asset or liability and a net non-current asset or liability.

Changes in deferred taxes due to a change in the tax rate except for those related to items initially recognized outside profit or loss (either in other comprehensive income or directly in equity) are recognized as income in the current year.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

3.	Restricted Financial Instruments

Financial instruments which are restricted in use as of December 31, 2010 and 2009 were as follows:

(In thousands of Won)	2010		2009
Long -term financial instruments	~~W~~	100,000	-

4.	Inventories

Inventories as of December 31, 2010 and 2009 are summarized as follows:

(In thousands of Won)	2010		2009

Finished goods	~~W~~	251,130	255,297
Work-in-progress		1,884,584	1,171,907
Less allowance for valuation loss		(653,334)	(8,326)

	~~W~~	1,482,380	1,418,878

5.	Non-current Investments

Non-current investments as of December 31, 2010 and 2009 are summarized as follows:

(In thousands of Won)	2010		2009

Available-for-sale securities
Non-marketable securities	~~W~~	10,000	10,000

Equity method accounted investments		270,982	207,710

Total non-current investments	~~W~~	280,982	217,710

(a)	Available-for-sale Securities

Non-marketable securities recorded at cost as of December 31, 2010 and 2009 are summarized as follows:

(In thousands of Won)	2010			2009
	Acquisition			Acquisition
	cost		Book value	cost	Book value
NOVACHIPS INC. (*)	~~W~~	10,000	10,000	10,000	10,000

(*)	These non-marketable securities are recorded at their acquisition cost since their fair value is not readily determinable.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

5.	Non-current Investments, Continued

(b)	Equity Method Accounted Investments

(i)	Investments accounted for using the equity method as of December 31, 2010 and 2009 are summarized as follows:

2010

(In thousands of Won, except percentage of ownership)

	Percentage of				Balance at
Company	ownership	Cost		Net assets	December 31, 2010
INDILINX INC.(*)	100%	~~W~~	899,612	340,278	270,982

2009

(In thousands of Won, except percentage of ownership)

					Balance at
	Percentage of				December 31,
Company	ownership	Cost		Net assets	2009
INDILINX INC.(*)	100%	~~W~~	899,612	207,710	207,710

(*)
The Company accounted for its investment in INDILINX INC. by using equity method of accounting based on the unaudited financial statements as it was unable to obtain the audited financial statements and performed procedures to verify the unaudited financial statements.

(ii)	Changes in the opening and closing balances of investments accounted for using the equity method for the year ended December 31, 2010 and 2009 are as follows:

2010

(In thousands of Won, except percentage of ownership)

						Accumulated
	Percentage	Balance at				other	Balance at
	of	Jan. 1,			Equity	comprehensive	Dec. 31,
Company	ownership	2010		Acquisition	loss	loss	2010
INDILINX INC.	100%	~~W~~	207,710	-	70,501	(7,228)	270,982

2009

(In thousands of Won, except percentage of ownership)

						Accumulated
	Percentage	Balance at				other	Balance at
	of	Jan. 1,			Equity	comprehensive	Dec. 31,
Company	ownership	2009		Acquisition	loss	loss	2009
INDILINX INC.	100%	~~W~~	69,730	283,000	(98,993)	(46,027)	207,710

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

5.	Non-current Investments, Continued

(b)	Equity Method Accounted Investments, Continued

(iii)	Details of eliminated unrealized gains (losses) from inter-company transactions for the year ended December 31, 2010 were as follows:

(In thousands of Won)	2010
Company	Amount		Details

INDILINX INC.	~~W~~	(69,295)	provision of development costs

(iv)	Financial information of the Company’s sole equity method accounted investee for the year ended December 31, 2010 and 2009 are summarized as follows:

2010

(In thousands of Won)
Company	Total assets		Total liabilities	Sales	Net loss
INDILINX INC.	~~W~~	340,286	8	1,602,597	120,883

2009

(In thousands of Won)
Company	Total assets		Total liabilities	Sales	Net loss
INDILINX INC.	~~W~~	212,028	4,318	986,846	98,993

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

6.	Property, Plant and Equipment

(a)	Property, plant and equipment at December 31, 2010 and 2009 are summarized as follows:

(In thousands of Won)	2010		2009

Property, plant and equipment at cost	~~W~~	2,032,021	1,904,700
Government grants		(53,713)	(60,333)
Accumulated depreciation		(860,682)	(460,978)

Property, plant and equipment, net	~~W~~	1,117,626	1,383,389

(b)	Changes in property, plant and equipment for the years ended December 31, 2010 and 2009 were as follows:

(In thousands of Won)	2010
	Book value as of Jan. 1		Acquisitions	Disposals	Depreciation	Book value as of Dec. 31

Machinery and equipment	~~W~~	122,611	63,922	-	(56,062)	130,471
Furniture and fixtures		180,076	5,430	-	(57,848)	127,658
Facilities		81,030	12,850	-	(29,048)	64,832
Others		999,672	59,664	(14,545)	(250,126)	794,665

	~~W~~	1,383,389	141,866	(14,545)	(393,085)	1,117,626

(In thousands of Won)	2009
	Book value as of Jan. 1		Acquisitions	Disposals	Depreciation	Book value as of Dec. 31

Machinery and equipment	~~W~~	158,251	8,657	-	(44,297)	122,611
Furniture and fixtures		211,324	25,854	(1,335)	(55,767)	180,076
Facilities		97,653	9,211	-	(25,834)	81,030
Others		857,632	345,244	-	(203,204)	999,672

	~~W~~	1,324,860	388,966	(1,335)	(329,102)	1,383,389

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

7.	Intangible Assets

(a)	Changes in intangible assets for the years ended December 31, 2010 and 2009 were as follows:

(In thousands of Won)	2010
	Industrial Property Rights		Development costs	Software

Net balance at beginning of year	~~W~~	7,600	4,940,675	468,939

Additions		7,775	3,206,281	-
Impairment losses		-	(479,105)	-
Amortization		(1,143)	(921,388)	(161,537)
Other changes(*)		-	1,063,461	-

Net balance at end of year	~~W~~	14,232	7,809,924	307,402

(In thousands of Won)	2009
	Industrial Property rights		Development costs	Software

Net balance at beginning of year	~~W~~	3,178	2,720,816	572,258

Additions		5,008	2,854,706	50,737
Amortization		(586)	(932,851)	(154,056)
Other changes(*)		-	298,004	-

Net balance at end of year	~~W~~	7,600	4,940,675	468,939

(*)	Other changes consist of depreciation expenses, amortization expenses and severance benefits that were transferred to development costs.

(b)	Research and development expenses incurred for the years ended December 31, 2010 and 2009 were ~~W~~73,132 thousand and ~~W~~1,202 thousand, respectively.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

8.	Short-term Borrowings

Short-term borrowings as of December 31, 2010 and 2009 are summarized as follows:

(In thousands of Won)
	Annual
Lender	interest rate	2010		2009
Woori Bank(*1)	7.23%	~~W~~	1,000,000	1,000,000
Woori Bank(*2)	5.74%		200,000	200,000
Woori Bank(*2)	5.58%		800,000	800,000
Woori Bank(*2)	5.50%		800,000	800,000
Woori Bank	5.60%		76,000	-
SoftBank Ranger Venture Investment Partnership	8.50%		200,000	-
SoftBank Commerce Korea	8.50%		1,000,000	-
Executives and Employees	-		329,980	-
Net balance at end of year		~~W~~	4,405,980	2,800,000

(*1)	The Company was provided payment guarantee by the CEO of the Company.

(*2)	The Company was provided payment guarantee of 1,490,000 thousands won by Korea Technology Credit Guarantee Fund in connection with the short-term borrowings from Woori Bank.

9.	Retirement and Severance Benefits

Changes in retirement and severance benefits for the years ended December 31, 2010 and 2009 were as follows:

(In thousands of Won)	2010		2009

Estimated accrual for retirement and severance benefits at beginning of year	~~W~~	173,290	94,749
Provision for retirement and severance benefits		197,732	252,978
Payments		(189,190)	(174,437)
Net balance at end of year	~~W~~	181,832	173,290

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

10.	Government Grants

The Company entered into an agreement with Gyeonggi Research Institute and Small & medium Business Administration for the development project, and received a government grant. The government grants at December 31, 2010 and 2009 are summarized as follows:

(In thousands of Won)	2010		2009
Balance at beginning of year		-		-
Granted amount	~~W~~	1,028,457	~~W~~	158,168
Used		722,478		158,168
Development costs		710,184		-
Acquired machinery		7,940		64,400
Others		4,354		93,768
Balance at end of year	~~W~~	305,979	~~W~~	-

The grant which the Company is obliged to refund at the end of the project was recognized as a liabilities as of December 31,2010.

11.	Leases

(a)	The Company maintains operating lease contracts for vehicles as of December 31, 2010 and 2009 with Hyundai Capital Services, Inc.

(b)	Future minimum lease payments under operating lease contracts as of December 31, 2010 were as follows:

(In thousands of Won)
Year	Operating leases
Due within a year	~~W~~	21,221
Due after one year through five years		13,794

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

12.	Assets and Liabilities Denominated in Foreign Currency

Assets and liabilities denominated in foreign currency as of December 31, 2010 and 2009 are summarized as follows:

(In thousands of Won and in New Taiwan Dollars)	2010
	Foreign Currency		Exchange rate	Translation into Won
Assets
Cash and cash	TWD	469,923	39.08	~~W~~	17,754
equivalents	USD	534	1,138.9		608
Accounts and notes receivable - trade	USD	39,332	1,138.9		44,795
Total foreign currency	TWD	469,923			17,754
denominated assets	USD	39,866			45,403
Liabilities
Accounts and notes payable - other	USD	161,321	1,138.9	~~W~~	183,729

The Company recognized gain on foreign currency translation amounting to ~~W~~818 thousand and loss on foreign currency translation amounting to ~~W~~1,548 as non-operating income or expense in relation to the above foreign currency translation for the year ended December 31, 2010.

Assets and liabilities denominated in foreign currency as of December 31, 2009 are summarized as follows:

(In thousands of Won and in New Taiwan Dollars)	2009
	Foreign Currency		Exchange rate	Translation into Won
Assets
Cash and cash	TWD	571,298	36.19	~~W~~	20,678
equivalents	USD	332,934	1,167.6		388,734
Accounts and notes
receivable - trade	USD	775,012	1,167.6		904,904
Total foreign currency	TWD	571,298			20,678
denominated assets	USD	1,107,946			1,293,638
Liabilities
Accounts and notes payable - other	USD	171,050	1,167.6	~~W~~	199,718

The Company recognized gain on foreign currency translation amounting to ~~W~~ 1,001 thousand and loss on foreign currency translation amounting to ~~W~~14,586 as non-operating income or expense in relation to the above foreign currency translation for the year ended December 31, 2009.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

13.	Stockholders’ Equity

(a)
The Company is authorized to issue 15,626,000 shares (common stock: 7,227 thousand shares, preferred stock: 8,399 thousand shares) of capital stock with a par value of ~~W~~ 500 per share as of December 31, 2010, 1,806,980 shares of common stock and 2,598,687 shares of preferred stock have been issued and outstanding.

(b)	Changes in stockholders’ equity for the years ended December 31, 2010 and 2009 were as follows:

(In thousands of Won, except number of shares)
	Common stock			Preferred stock
	Number of			Number of
	shares	Amount		shares	Amount
Balance at January 1, 2009	1,032,000	~~W~~	516,000	1,175,982	~~W~~	587,991
Contribution by shareholders	258,700		129,350	323,973		161,986
Increase in capital stock without Consideration	516,280		258,140	599,981		299,991
Balance at December 31, 2009	1,806,980		903,490	2,099,936		1,049,968
Balance at January 1, 2010	1,806,980		903,490	2,099,936		1,049,968
Contribution by shareholders	-		-	498,751		249,376
Increase in capital stock without Consideration	-		-	-		-
Balance at December 31, 2010	1,806,980	~~W~~	903,490	2,598,687	~~W~~	1,299,344

(c)	Redeemable convertible preferred stock

The Company’s outstanding preferred shares as of December 31, 2010 consists of 1,344,000 shares of series 1 preferred stocks and 755,936 shares of series 2 preferred stocks and 498,751 shares of series 3 preferred stocks, respectively. Those preferred stocks are cumulative, participating, redeemable and convertible. The holders of preferred stocks are granted one voting right per share and entitled to receive dividends at the minimum annual rate of 1% for series 1 and 0.1% for series 2 and 3, respectively.

The Company’s preferred stocks can be converted to common stocks if the preferred stockholders request to convert preferred stocks to common stocks within ten years from the issue date. The number of common stocks issued per convertible preferred stock is determined by dividing initial purchase price of the preferred stock by conversion price. As the conversion price equals to initial purchase price, the conversion ratio will be 1:1 unless the conversion price is not adjusted in accordance with the Articles of Incorporation.

Holders of series 1 and series 2 preferred stocks may require the Company to redeem all or any part of their shares within ten years from the issue date; if (1) the Company or major stockholders have materially breached terms and conditions of the shareholders’ agreement; or (2) the Company, executives or major stockholders have materially breached the applicable law; or (3) three years have passed since the issue date. The redemption price of the preferred stocks shall be equal to the sum of 200% of purchase price and all accrued but unpaid dividends in the case of (1) or (2) described above causing the redemption. The redemption price under the case (3) shall be equal to the sum of (i) 100% of purchase price, (ii) compound interest accrued from issue date to redemption date applying 15% on purchase price, and (iii) all accrued but unpaid dividends.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

14.	Share-based Payments

(a)	The terms and conditions of granted share options outstanding as of December 31, 2010 are as follows:

(In Won, except number of shares)
	Equity-settled
	share options for
Type of arrangement	general employees
Date of grant	2008.11.11	2009.11.11
Contractual life	7 years	7 years
Vesting conditions	2 years’ service	2 years’ service
Fair value of share option	48	1,009
Number of share options granted	293,916	118,990
Forfeited	(67,480)	(34,234)
Exercised	-	-
Exercisable at December 31, 2010	226,436	-

(b)	The estimated fair value was calculated using Black-Scholes model and assumptions applied to this model were as follows:

(In thousands of Won)	2008.11.11	2009.11.11
Share price at grant date	745	2,739
Exercise price	2,970	3,300
Risk-free interest rate	5.17%	4.92%
Expected exercise period	4.5 years	4.5 years
Expected volatility	41.34%	43.72%
Expected dividend yield	0%	0%

(c)	Details of total expense recognized as employee costs for the years ended December 31, 2010 and 2009 are as follows.

(In thousands of Won)	2008.11.11		2009.11.11
Total expense recognized for the year arising from share-based payment transactions	~~W~~	10,922	85,526
Recognized in 2010		2,652	49,232
Accumulated expenses		10,922	57,438
Remaining expense to be recognized in the future years	~~W~~	-	28,088

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

15.	Income Taxes

(a)	The Company is subject to income taxes on taxable income at the following normal tax rates.

Taxable income	Tax rate
2009 and thereafter	2009	2010 & 2011	Thereafter
Up to ~~W~~200 million	12.1%	11.0%	11%
Over ~~W~~200 million	24.2%	24.2%	22%

In December 2009, the Korean government postponed the reduction of the corporate income tax rate (including resident tax) from 24.2% to 22% until 2012.

(b)	The components of income tax benefit for the years ended December 31, 2010 and 2009 were as follows:

(In thousands of Won)	2010		2009

Current	~~W~~	-	-
Deferred income taxes from changes in temporary differences		129,441	(115,215)
Deferred income taxes from changes in tax credit carryforwards		422,777	(422,777)
Deferred income taxes from changes in tax loss carryforwards		45,353	494,570

Income tax benefit	~~W~~	597,570	(43,422)

(c)
The income tax expense (benefit) calculated by applying statutory tax rates to the Company’s income (loss) before income taxes differs from the actual tax benefit in the statement of operations for the years ended December 31, 2010 and 2009 for the following reasons:

(In thousands of Won)	2010		2009
Income (loss) before income taxes	~~W~~	(3,447,008)	1,421,240
Expense (benefit) for income taxes at normal tax rates		(858,376)	319,740
Adjustments
Tax effect of permanent difference		2,776	926
Investment tax credit		-	(422,777)
Changes in unrealized deferred income tax assets		1,523,569	21,779
Effect of difference in tax rates		-	6,866
Others		(70,399)	30,044
Income tax expense(benefit)	~~W~~	597,570	(43,422)
Effective tax rate (*)%		-	-

(*)	Effective tax rate is not presented due to income tax expense being negative.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

15.	Income Taxes, Continued

(d)	As of December 31, 2010, details of temporary differences and deferred tax assets (liabilities) are as follows:

	Temporary		Deferred tax assets
	differences		(liabilities)
(In thousands of Won)	at Dec. 31, 2010		Current	Non-current

Assets
Provision for retirement and severance benefits	~~W~~	127,282	-	28,002
Depreciation		3,166	-	696
Foreign currency translation loss		1,548	375	-
Loss on valuation of inventories		653,335	158,106	-
Government grants		1,069,876	-	235,373
Equity loss of equity method accounted investee		628,906	-	138,359
Amortization		768,592	-	169,090
Impairment of development costs		479,105		105,403
		3,731,810	158,481	676,923
Liabilities
Foreign currency translation gain		(818)	(198)	-
Unrealized holding loss on equity method accounted investee		(277)	-	(61)
Accrued income		(1,879)	(455)
Development costs		(27,272)		(6,000)
		(30,246)	(653)	(6,061)

Tax loss carryforwards		1,181,716	259,978	-
Tax credit carryforwards		-	-	1,227,032
Unrealized deferred income tax assets(*)		-	(417,806)	(1,897,894)

Net deferred tax assets	~~W~~	-	-	-

(*) The company did not recognize deferred tax assets since it is not probable that the temporary difference will reverse in the foreseeable future.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

16.	Earnings (Loss) Per Share

(a)	Basic earnings (loss) per share for the years ended December 31, 2010 and 2009 were as follows:

(In Won, except share information)	2010		2009

Net income (loss)	~~W~~	(4,074,578,562)	1,464,662,049
Dividend for preferred shareholders		(7,347,344)	(785,670,779)
Net income (loss) attributable to common shareholders		(4,081,925,906)	678,991,270
Weighted-average number of common shares outstanding		1,806,980	1,790,558
Basic earnings (loss) per share	~~W~~	(2,259)	379

(b)	Weighted average number of common shares outstanding for the year ended December 31, 2010 is summarized as follows:

	Number of shares before
	increase in capital stock		Weighted number of
	without consideration	Days	Shares (*1)
Beginning of the year	1,086,980	365	659,547,000

(*1) Weighted average number of common shares outstanding: 659,547,000/365 days = 1,086,980

(c)	Weighted average number of common shares outstanding for the year ended December 31, 2009 is summarized as follows:

	Number of shares before increase in capital stock without consideration	Number of shares increased by capital increase without consideration(*2)	Total number of shares	Days	Weighted number of Shares (*1)
Beginning of the year	1,032,000	412,800	1,444,800	365	527,351,865
Increase in paid-in capital	153,400	61,360	214,760	359	77,098,820
Increase in paid-in capital	63,400	25,360	88,760	349	30,977,232
Increase in paid-in capital	41,900	16,760	58,660	309	18,125,935
Total	1,290,700	516,280	1,806,980		653,553,852

(*1)	Weighted average number of common shares outstanding: 653,553,852/365 days = 1,790,558

(*2)	Capital increase without consideration occurred in the ratio of 0.4 to 1 on March 26, 2009 and the number of weighted average outstanding common shares was adjusted in proportion to the ratio.

(c)	Diluted earnings (loss) per share for the years ended December 31, 2010 and 2009 are equal to basic earnings (loss) per share due to the effect of anti-dilution of potential common shares.

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

16.	Earnings (Loss) Per Share, continued

(d)	Anti-dilutive effect of potential common share
Potential common shares considered when calculating diluted earnings per share for the years ended December 31, 2010 and 2009 are summarized as follows:

Type	2010	2009
Share option	311,192	338,604
Redeemable convertible preferred shares.	2,598,687	2,099,936
	2,909,879	2,438,540

17.	Commitments and Contingencies

The Company has entered into an import letter of credit agreement with Woori Bank to the extent of USD 500,000 and the related outstanding balance was USD 164,510 as of December 31, 2010. And, the Company has entered into a loan agreement whose limit is 100,000 thousands won and which is collateralize account receivable with the Hana-Bank.

18.	Transactions and Balances with Related Companies

(a)	Details of subsidiary relationships as of December 31, 2010 are as follows:

Controlled Subsidiary	Ownership
INDILINX INC.	100%

(b)	Significant transactions which occurred in the normal course of business with related company for the years ended December 31, 2010 and 2009 were as follows:

(In thousands of Won)

Relationship	Name	Transaction	2010		2009
Subsidiary	INDILINX INC.	Other expenses	~~W~~	1,693,433	944,888
Stockholders, Executives and Employees		Borrowings		329,980	-

(c)	Account balances with related company as of December 31, 2010 and 2009 were as follows:

(In thousands of Won)		2010			2009
Relationship	Name	Receivables		Payables	Receivables	Payables
Subsidiary	INDILINX INC.	~~W~~	-	171,429	-	73,173
Stockholders, Executives and Employees			-	329,980	-	-

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

19.	Comprehensive Income (Loss)

Comprehensive income (loss) for the years ended December 31, 2010 and 2009 were as follows:

(In thousands of Won)	2010		2009

Net income (loss)	~~W~~	(4,074,579)	1,464,662
Unrealized holding gain (loss) on equity method investments, net of tax effect		(7,228)	(46,027)
Comprehensive income (loss)	~~W~~	(4,081,807)	1,418,635

20.	Value Added information

Details of accounts included in the computation of value added for the years ended December 31, 2010 and 2009 are as follows:

(In thousands of Won)	2010		2009

Salaries	~~W~~	2,614,156	2,825,643
Provision for retirement and severance benefits		182,405	252,978
Other employee benefits		342,208	311,490
Rent		176,667	206,336
Depreciation		400,182	329,102
Amortization		1,084,069	1,087,493
Taxes and dues		2,147	15,241
	~~W~~	4,801,834	5,028,283

21.	Supplemented Cash Flow information

Significant non-cash investing and financing activities for the years ended December 31, 2010 and 2009 are as follows:

(In thousands of Won)	2010		2009

Acquisition of machinery with government grants	~~W~~	7,940	64,400
Transfer of depreciation expenses to development costs		97,892	33,524
Transfer of severance benefits to development costs		99,975	131,326
Transfer of amortization expenses to development costs		134,055	133,154

INDILINX Co., Ltd.
Notes to Financial Statements

December 31, 2010

22.	Selling, General and Administrative Expenses

Details of selling, general and administrative expenses for the years ended December 31, 2010 and 2009 were as follows:

(In thousands of Won)	2010		2009

Salaries	~~W~~	1,237,072	1,242,276
Accrual for retirement and severance benefits		90,673	115,402
Other employee benefits		342,208	311,490
Travel		431,900	643,018
Entertainment		21,074	26,647
Communications		18,783	20,371
Taxes and dues		2,147	15,241
Depreciation		52,164	48,077
Rent		176,667	206,336
Repair		1,813	288
Insurance		44,113	37,886
Maintenance		38,703	32,714
Research and development		73,132	1,202
Transportation		11,439	15,269
Training		2,212	3,587
Publication		4,546	9,147
Supplies		47,427	183,064
Professional service fees		659,540	984,828
Advertising		16,588	11,070
Building management		35,626	29,064
Amortization		28,625	21,488
Share-based compensation expense		51,884	15,507
	~~W~~	3,388,339	3,973,972

23.	Date of Authorization for Issue

The 2010 financial statements were authorized for issue on March 30, 2011, at the regular general meeting.

24.	Subsequent Events

January 24, 2011, the Company has entered into a loan agreement with the SoftBank Ranger Venture Investment Partnership. Details of the loan agreement were as follows:

Details
Amount	800,000 thousand won
Period	January 24, 2011 ~ March 23, 2011
Annual interest rate	8.5%
Collateral provided	200,000 shares held by Kim, Bumsoo (CEO)
Others	Upon completion of additional capital injection, SoftBank Ranger
Venture Investment will have the redemption right